Exhibit 10(b)(i) First Amendment to the McDonald’s Excess Benefit and Deferred Bonus Plan, as Amended and Restated June 2, 2005

WHEREAS, the Company maintains the McDonald’s Excess Benefit and Deferred Bonus Plan (the “Plan”) for the benefit of certain highly compensated employees; and

WHEREAS, the last sentence of Section 2.3 of the Plan currently provides that the first Cash Performance Unit Plan payments that may be deferred under the Plan are those that vest in 2007 and the intent was to allow deferral of Cash Performance Unit Plan payments that vest on December 31, 2006 to be deferred;

NOW THEREFORE, IT IS RESOLVED That the last sentence of Section 2.3 of the McDonald’s Excess Benefit and Deferred Bonus Plan, as amended and restated June 2, 2005, is amended to read as follows effective as of March 22, 2006:

“The first long-term cash bonuses payment under the Long-Term Cash Bonus Plan that may be deferred pursuant to a Bonus Deferral Election made under Section 2.2(a) shall be the long-term cash bonuses that first vest on December 31, 2006.”

Except as herein amended, the Plan shall remain in full force and effect.

Executed in multiple originals this 22nd day of March, 2006.

McDONALD’S CORPORATION

By:	/s/ Richard Floersch
Title:	Corporate Executive Vice President – Human Resources

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